UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 27, 2020
SONOS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38603	03-0479476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
614 Chapala Street
Santa Barbara, California 93101
(Address of principal executive offices, including zip code)
(805) 965-3001
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SONO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Sonos, Inc. (the “Company”) was held on February 27, 2020 (the “Annual Meeting”). At the Annual Meeting, there were present, in person or by proxy, holders of 90,144,317 shares of common stock, or approximately 82.07% of the total outstanding shares eligible to be voted. The holders present voted on the two proposals presented at the Annual Meeting as follows.

Proposal One — Election of Directors

The Company’s stockholders approved the election of three Class II directors to the Company’s Board of Directors for three year terms or until their respective successors are elected and qualified or until their earlier resignation or removal, by the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Thomas Conrad	59,797,057	10,992,460	19,354,800
Julius Genachowski	58,877,805	11,911,712	19,354,800
Michelangelo Volpi	58,964,970	11,824,547	19,354,800

Proposal Two — Ratification of Appointment of Independent Registered Accounting Firm

The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered accounting firm for the fiscal year ending October 3, 2020 by the following votes:

Votes For	Votes Against	Abstentions
89,937,717	89,641	116,959

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOS, INC.

Date: February 28, 2020	By:	/s/ Edward Lazarus
Edward Lazarus Chief Legal Officer